Form 8-K for FIRST CHESAPEAKE FINANCIAL CORP filed on December 21, 1998




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) December 17, 1998


                     FIRST CHESAPEAKE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          VIRGINIA                     0-21912               54-1624428
(State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)

               12 OREGON AVENUE, PHILADELPHIA, PENNSYLVANIA 19148
                    (Address of principal executive offices)


Registrant's telephone number, including area code   (215) 755-5691


(Former name or former address, if changed since last report.) Not applicable

ITEM 5. OTHER EVENTS

First Chesapeake Acquires Conventional  Wholesale Mortgage Platform and Internet
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PHILADELPHIA,  PA - First  Chesapeake  Financial  (the  "Company";  OTC Bulletin
Board: FCFN) today announced it reached final agreement to acquire FMB Mortgage of Daytona Beach, Florida. The firm specializes in wholesale conventional and government lending.

"By acquiring this well-respected group, we are continuing to grow our balanced lending portfolio. We already have an existing alternate documentation loan platform and the FMB purchase affords us a new level of economy and utilization of our resources," noted Richard N. Chakejian, Jr., President of the Company.

The FMB group reports monthly closed loan volume of six to ten million dollars. "This closing is the first of several anticipated as the result of a series of letters of intent entered into by the Company in September and October of this year. Due diligence is still underway pertaining to some of the targeted acquisitions. However, we hope to have everything closed by early 1999. When the assemblage is completed we will have a historic base on better than $450 million of closed loans annually." Chakejian continued.

With the purchase of this lending operation the Company gains access to a number of well-developed Internet sites which, in addition to offering a direct link for consumers, should improve efficiencies at all First Chesapeake units through direct access to the underwriting and central processing group in Florida.

"While the acquisition mix tends to be conservative in product, we feel we have a well balanced blend of loan products. Additionally, we have targeted geographic areas that are somewhat diverse," said Les Salzman, President of First Chesapeake Funding Corporation, the Company's wholly-owned mortgage banking subsidiary. "Our goal of being an aggressive competitor in the consumer direct segment of the industry is becoming a reality. Our scales of economy are balanced and we are now ready to step forward."

The Company is engaged primarily in the residential and commercial mortgage banking business at both the wholesale and retail levels. First Chesapeake Funding's operational headquarters is at 8551 W. Sunrise Boulevard, Plantation, FL 33322. Further information may be obtained by calling Les Salzman at (954) 385-8400 or by fax to (954) 474-2438.

Statements in the press release concerning the Company's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, are forward-looking statements that are estimates reflecting the best judgment of the Company based on currently available information. Such forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include overall economic and business conditions, trends for the continued growth of the mortgage and financial services industry, the realization of anticipated revenues, profitability and cost synergies, the demand for the Company's products and services, pricing and other competitive factors in the industry, new government regulations and/or legislative initiatives, and other risks and uncertainties described in the Company's reports and filings with the Securities and Exchange Commission. There can be no such assurance that such factors will not affect the accuracy of such forward-looking statements, and the Company assumes no obligation to update the information in this release. SEVERAL OF THE TRANSACTIONS DESCRIBED HEREIN HAVE NOT CLOSED, AND THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL COMPLETE THE ACQUISITIONS DESCRIBED HEREIN.



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    FIRST CHESAPEAKE FINANCIAL CORPORATION

Date: December 21, 1998             By: Mark Mendelson
                                        ------------------------------
                                        Mark Mendelson, Chief Executive Officer

                                    By: Richard N. Chakejian, Jr.
                                        ------------------------------
                                        Richard N. Chakejian, Jr. President

                                    By: Mark E. Glatz
                                        ------------------------------
                                        Mark E. Glatz, Chief Financial Officer